EXHIBIT 99.1

Mid-Con Energy Partners, LP Mourns Passing of Board Member Peter Adamson III

TULSA, January 23, 2019 – Mid-Con Energy Partners, LP (NASDAQ: MCEP) (“Mid-Con Energy” or the “Partnership”) announced that Peter Adamson, III passed away on Thursday, January 17, 2019.  Adamson, 77, served as a Director of Mid-Con Energy GP, LLC, the general partner of the Partnership, and Chairman of the Audit Committee, since our IPO in 2011.

“It is with great sorrow that we announce the passing of our dear friend and board member,” stated Executive Chairman, Randy Olmstead.  “Pete was an inspiration to all of us as he served our Partnership with great commitment.  His contributions and presence as a member of our board will be deeply missed.  His leadership as our audit committee chairman, mentorship of our management team, comprehensive knowledge of investing in the oil and gas industry and his friendship were valuable assets to the partnership.  On behalf of all Mid-Con employees and the board of directors, I extend our deepest condolences to his family and friends.”

ABOUT MID-CON ENERGY PARTNERS, LP

Mid-Con Energy is a publicly held Delaware limited partnership formed in July 2011 to own, acquire, and develop producing oil and natural gas properties in North America, with a focus on Enhanced Oil Recovery.  Mid-Con Energy’s core areas of operation are located in Oklahoma, Texas, and Wyoming.  For more information, please visit Mid-Con Energy's website at www.midconenergypartners.com.

FORWARD-LOOKING STATEMENTS

This press release may include “forward-looking statements” — that is, statements related to future, not past, events within meaning of the federal securities laws. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “estimate,” “intend,” “expect,” “plan,” “project,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” “pursue,” “target,” “will” and the negative of such terms or other comparable terminology. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, you should refer to Mid-Con Energy's filings with the Securities and Exchange Commission (“SEC”) available at www.midconenergypartners.com or www.sec.gov. Mid-Con Energy undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement and our SEC filings. Please see the risks and uncertainties detailed in the “Forward-Looking Statements” and “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2017, and in other documents and reports we file from time to time with the SEC.

INVESTOR RELATIONS CONTACT

IR@midcon-energy.com

(918) 743-7575